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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Profit Recovery Group International, Inc.:

We consent to (1) the use of our report, incorporated by reference dated January 31, 1998 relating to the consolidated balance sheet of Financiere Alma, S.A. and subsidiaries as of December 31, 1997, and the related consolidated statements of earnings, shareholders' equity and cash flows for the three months ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of The Profit Recovery Group International, Inc. (2) the use of our report, incorporated by reference dated September 30, 1997 (except for note 12 which is as of October 7, 1997) relating to the consolidated balance sheets of Financiere Alma, S.A. and subsidiaries as of December 31, 1995 and 1996 and June 30, 1997, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996, and for the six months ended June 30, 1997, which report appears in the current report on Form 8-K/A, filed November 21, 1997, of The Profit Recovery Group International, Inc., and (3) the reference to our firm under the heading 'Experts' in the prospectus.

                                               ERNST & YOUNG Entrepreneurs
                                                 Departement d'E&Y Audit

                                                        Any Antola

Paris, France

January 6, 1999